Exhibit 7.1

                      Agreement and Plan of Reorganization

                                  by and among

                                 MASSTECH, INC.
                             a Delaware corporation
                                       and
                               GS TELECOM LIMITED
                             a Colorado corporation
                                       and
                        the Shareholders of Masstech Inc.


                             dated: September ____ , 1998

                      AGREEMENT AND PLAN OF REORGANIZATION

                                 MASSTECH, INC.
                                       and
                               GS TELECOM LIMITED

         This Agreement and Plan of Reorganization ("Agreement"), dated as of September ___, 1998, among MASSTECH, INC. ("MASSTECH"), a Delaware Corporation, GS TELECOM LIMITED ("GST"), a Colorado Corporation, and the shareholders of MASSTECH, INC. ("MASSTECH Shareholders") who will join this agreement by execution.

                              W I T N E S S E T H:

         A. WHEREAS, MASSTECH and GST are corporations duly organized under the laws of the State of Delaware and Colorado, respectively.

         B. PLAN OF REORGANIZATION. The MASSTECH Shareholders are the owners of 100% of the issued and outstanding common stock of MASSTECH. It is the intention that 100% of the issued and outstanding stock of MASSTECH shall be acquired by GST in exchange solely for GST voting stock and for the issue TO: - STEVEN CHARLES GILLAM AND DAVID ANDREW CASTLE:- A Redeemable Note in the sum of $2,150,000 (Two Million One Hundred and Fifty Thousand) bearing interest at 8% annually, due 2 years from the date hereof (the First Note); and TO MR. ROBERT BOBO : A Redeemable Note in the sum of $350,000 (Three Hundred and Fifty Thousand) bearing interest at 8% annually, due 2 years from the date hereof (the Second Note);(collectively referred to as "the Notes") _ For Federal Income Tax purposes it is intended that this exchange shall qualify as a reorganization within the meaning of SEC 368 (a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code").

         C. EXCHANGE OF SHARES. GST and the MASSTECH Shareholders agree that all of the common shares issued and outstanding of MASSTECH shall be exchanged with GST for 50,000,000 (Fifty Million) shares of the common stock of GST and for the issue of the Notes. The pro rata numbers of the GST shares and the Notes on the closing date, shall be delivered to the individual shareholders in exchange for their MASSTECH shares as hereinafter set forth.

         D. WHEREAS, the parties hereto wish to enter into this Agreement, pursuant to the provisions of the Delaware Statutes.

         NOW, THEREFORE, it is agreed among the parties as follows:

                                    ARTICLE I
                                THE CONSIDERATION

         1.1 Subject to the conditions set forth herein on the "Closing Date" (as herein defined), Shareholders of MASSTECH shall exchange 100% of the outstanding common shares of MASSTECH for 50,000,000 (Fifty Million) common shares of GST stock and the Notes redeemable to cash under the terms as contained, in the form of Notes attached as Exhibit "C". The transactions contemplated by this Agreement shall be completed at a closing ("Closing") on a closing date ("Closing Date") which shall be as soon as possible after all shareholder approvals are obtained in accordance with law as set forth in this Agreement, and subject to negotiation of Employment Agreements with the Shareholders of MASSTECH who are joining the Board of GST, but no later than 30 days after date hereof (the "Closing Date").

         On the Closing Date, all of the documents, shares and notes to be furnished to GST and MASSTECH shareholders, including the documents to be furnished pursuant to Article VII of this Agreement, shall be delivered to M.A. Littman, to be promptly distributed to the parties as specified in this Agreement.

         1.2 At the Closing Date, MASSTECH shall become a wholly owned subsidiary of GST. MASSTECH's shareholders shall receive pro rata shares of no par value voting common stock as follows:

                  GST shall issue 50,000,000 (Fifty Million ) of its shares of common stock for 100% of the outstanding common shares of MASSTECH, pro rata to the shareholders of MASSTECH; b) GST shall issue the Notes in the form attached as Exhibit "C", subject to the written instructions of MASSTECH.

         1.3 If this Agreement is duly adopted by the holders of the requisite number of shares, in accordance with the applicable laws and subject to the other provisions hereof, such documents as may be required by law to accomplish the Agreement shall be delivered and filed as required by law to effectuate same, and it shall become effective. The time of filing the last document required by law and delivery of shares and notes shall be the Closing Date for the Agreement. For accounting purposes, the Agreement shall be effective as of 12:01 a.m., on the last day of the month preceding the Closing Date.

         1.4 Two of the Shareholders of MASSTECH shall become executive directors of the Board of GST at the Closing Date namely, Steven Charles Gillam of West Barn, Somersall Hall Drive, Chesterfield, Derbyshire and David Andrew Castle of Orchard Cottage, New Road, Woolley, Wakefield, Yorkshire on terms to be comprised and agreed in Employment Agreements with GST before the Closing Date.

         1.5 At the Closing Date all of the Directors of GST shall resign from the Board with the exception of Gary Botha of Boundary Road, Chatham, Kent, without any compensation for loss of office.

                                   ARTICLE II
                         ISSUANCE AND EXCHANGE OF SHARES

         2.1 The shares of no par value common stock of GST shall be issued by it to MASSTECH shareholders at closing and the Note specified in 1.1 shall be delivered as instructed by MASSTECH shareholders.

         2.2 Other than those previously disclosed in writing, GST represents that

           a. no outstanding options or warrants for its unissued shares exist;
           b. all preferred stock of GST due for redemption as of the date hereof shall have been redeemed as of closing date, if any;
                     and
           c. that there are no loans or other instruments which carry conversion rights giving the holder rights to voting shares in GST at any time after closing.

         2.3 The stock transfer books of MASSTECH shall be closed on the Closing Date, and thereafter no transfers of the stock of MASSTECH shall be made.

         2.4 No fractional shares of GST stock shall be issued as a result of the Agreement. Shares shall be rounded up to nearest whole share.

         2.5 At the Closing Date, each holder of a certificate or certificates representing common shares of MASSTECH, upon presentation and surrender of such certificate or certificates to the Exchange Agent, shall be entitled to receive the consideration set forth herein, except that holders of those shares as to which dissenters' rights shall have been asserted and perfected pursuant to Delaware law shall not be converted into shares of GST common stock, but shall represent only such dissenters' rights. Upon such presentation, surrender, and exchange as provided in this Section 2.5, certificates representing shares of MASSTECH previously held shall be cancelled. Until so presented and surrendered, each certificate or certificates which represented issued and outstanding shares of MASSTECH at the Closing Date shall be deemed for all purposes to evidence the right to receive the consideration set forth in Section 1.2 of this Agreement. If the certificates representing shares of MASSTECH have been lost, stolen, mutilated or destroyed, GST shall require the submission of an indemnity agreement and may require the submission of a bond in lieu of such certificate.

                                   ARTICLE III
                           REPRESENTATIONS, WARRANTIES
                         AND COVENANTS OF MASSTECH, INC.

         No representations or warranties are made by any director, officer, employee or shareholder of MASSTECH as individuals, MASSTECH hereby represents, warrants and covenants to GST, as follows:

         3.1 MASSTECH is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own or lease its property and to carry on its business in accordance with the Articles of Incorporation and Bylaws of MASSTECH which are complete and accurate, and the minute books of MASSTECH contain a record, which is complete and accurate in all material respects, of all meetings, and all corporate actions of the shareholders and board of directors of MASSTECH.

         3.2 The aggregate number of shares which MASSTECH is authorized to issue is 1,000 (One Thousand) shares of common stock with no par value of which all shares are issued and outstanding. No Preferred shares are authorized or thereby outstanding.

         3.3 MASSTECH has  complete  and  unrestricted  power to enter into and,
upon  the   appropriate   approvals  as  required  by  law,  to  consummate  the
transactions contemplated by this Agreement.

         3.4 Neither the making of nor the compliance with the terms and provisions of this Agreement and consummation of the transactions contemplated herein by MASSTECH will conflict with or result in a breach or violation of the Articles of Incorporation or Bylaws of MASSTECH.

         3.5 The execution, delivery and performance of this Agreement has been duly authorized and approved by MASSTECH's Board of Directors.

         3.6 MASSTECH has never traded and has no liabilities

         3.7 There are no legal proceedings or regulatory proceedings involving material claims pending, or to the knowledge of the officers of MASSTECH, threatened against MASSTECH or affecting any of its assets or properties, and MASSTECH is not in any material breach or violation of or default under any contract or instrument to which MASSTECH is a party, and no event has occurred which with the lapse of time or action by a third party could result in a material breach or violation of or default by MASSTECH under any contract or other instrument to which MASSTECH is a party or by which it or any of its properties may be bound or affected, or under its respective Articles of Incorporation or Bylaws, nor is there any court or regulatory order pending, applicable to MASSTECH.

         3.8 The representations and warranties of MASSTECH are true and correct as of the date hereof.

         3.9 MASSTECH has no employee benefit plan, including non-qualified stock awards, options, and consulting fees for independent contractors.

         3.10 No representation or warranty by MASSTECH in this Agreement, or any certificate delivered pursuant hereto contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation or warranty not misleading.

         3.11 INTELLECTUAL PROPERTY. All trade names, inventions, discoveries, ideas, research, engineering, methods, practices, processes, systems, formulae, designs, drawings, products, projects, improvements, developments, know-how, and trade secrets which are used in the conduct of MASSTECH's business, whether registered or unregistered (collectively the "Proprietary Rights") are owned by or licensed to MASSTECH. Such Proprietary Rights are not subject to any restriction, lien, encumbrance, right, title or interest in others. All of the foregoing Proprietary Rights that are not in the public domain stand or are licensed as the case may be, solely in the name of MASSTECH and not in the name of any shareholder, director, officer, agent, partner or employee or anyone else known to MASSTECH and none of the same have any right, title, interest, restriction, lien or encumbrance therein or thereon or thereto. To the knowledge of MASSTECH, MASSTECH's ownership and use of the Proprietary Rights do not and will not infringe upon, conflict with or violate in any material respect any patent, copyright, trade secret or other lawful proprietary right of any other party, and no claim is pending or, to the knowledge of MASSTECH, threatened to the effect that the operations of MASSTECH infringe upon or conflict with the asserted rights of any other person under any of the Proprietary Rights, and to the knowledge of MASSTECH there is no reasonable basis for any such claim (whether or not pending or threatened). No claim is pending, or to the knowledge of MASSTECH, threatened to the effect that any such Proprietary Rights owned or licensed by MASSTECH, or which MASSTECH otherwise has the right to use, is invalid or unenforceable by MASSTECH and there is no reasonable basis for any such claim (whether or not pending or threatened). MASSTECH has not granted or assigned to any other person or entity any right to manufacture, have manufactured, assemble or sell the products or proposed products or to provide the services or proposed services of MASSTECH.

         3.12 a. LIENS. Except as disclosed on Schedule 3.13(a), there is no claim to any right, title, interest, lien, claim, security interest, restriction or encumbrance in, on or to MASSTECH's assets.

                  b. MATERIAL CONTRACTS. Other than as disclosed on Schedule 3.15(b), there is no material obligation, contract, agreement, lease, sublease, commitment or understanding of any kind, nature or description, oral or written, fixed or contingent due or to become due, existing or inchoate.

                  c. NO UNDISCLOSED LIABILITIES. MASSTECH does not have any material liabilities or obligations, including, without limitation, contingent liabilities for the performance of any obligation not in excess of $2,000 in the aggregate.

                  d. ENVIRONMENTAL MATTERS. (i) MASSTECH has not received notice of any violation of or investigation relating to any environ-mental or pollution law, regulation, or ordinance with respect to assets now or previously owned or operated by MASSTECH that has not been fully and finally resolved; (ii) All permits licenses and other authorizations which are required under United States, federal, state, provincial and local laws with respect to pollution or protection of the environment ("Environmental Laws") relating to assets now owed or operated by MASSTECH or any of its subsidiaries, including

                  Environmental Laws relating to actual or threatened emissions, discharges or releases of pollutants, contaminants or hazardous or toxic materials or wastes ("Pollutants"), have been obtained and are effective, and, with respect to assets previously owned or operated by MASSTECH, were obtained and were effective during the time of MASSTECH's operation; (iii) To the knowledge of MASSTECH, no conditions exist on, in or about the properties now or previously owned or operated by MASSTECH or any third-party properties to which any Pollutants generated by MASSTECH were sent or released that could give rise on the part of MASSTECH to liability under any Environmental Laws, claims by third parties under Environmental Laws or under common law or the occurrence of costs to avoid any such liability or claim; and (iv) to the knowledge of MASSTECH, all operators of MASSTECH's assets are in compliance with all terms and conditions of such Environmental Laws, permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgement, notice or demand letter issued, entered, promulgated or approved thereunder, relating to MASSTECH's assets.

                                   ARTICLE IV
         REPRESENTATIONS, WARRANTIES AND COVENANTS OF GS TELECOM LIMITED

         No representations or warranties are made by any director, officer, employee or shareholder of GST as individuals, except as and to the extent stated in this Agreement or in a separate written statement.

         GST hereby represents, warrants and covenants to MASSTECH, except as stated in the GST Disclosure Statement, as follows both for itself and it's subsidiary and associated companies:

         4.1 (a) GST is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and has the corporate power and authority to own or lease its properties and to carry on its business as it is now being conducted. The Articles of Incorporation and Bylaws of GST, copies of which have been delivered to MASSTECH, are complete and accurate, and the minute books of GST contain a record, which is complete and accurate in all material respects, of all meetings, and all corporate actions of the shareholders and Board of Directors of GST.


             (b) All subsidiary and associated companies of GST have been formed and have conducted their business in accordance with the laws of the country and/or state in which they are resident.

         4.2 The aggregate number of shares which GST is authorized to issue is 100,000,000 (One Hundred Million) shares of common stock with no par value per share, of which 16,828,220 ( Sixteen Million Eight Hundred and Twenty Eight Thousand Two Hundred and Twenty ) shares of such common stock will be issued and outstanding, fully paid and non-assessable, prior to closing under this agreement.

GST has no outstanding options, warrants or other rights to purchase, or subscribe to, or securities convertible into or exchangeable for any shares of capital stock, except for the notes with conversion privileges listed in
Schedule 4.2. No preferred stock of GST is outstanding.

         4.3 GST has complete and unrestricted power to enter into and, upon the appropriate approvals as required by law, to consummate the transactions contemplated by this Agreement.

         4.4 Neither the making of nor the compliance with the terms and provisions of this Agreement and consummation of the transactions contemplated herein by GST will conflict with or result in a breach or violation of the Articles of Incorporation or Bylaws of GST or the rules of N.A.S.D.A.Q. and/or the Securities Exchange Commission (S.E.C.) where appropriate.

         4.5 The execution of this Agreement has been duly authorized and approved by the GST's Board of Directors.

         4.6 GST has delivered to MASSTECH audited financial statements of GST and all subsidiary and associated companies dated June 30, 1997. All such statements, herein sometimes together called "GST Financial Statements" are (and will be) complete and correct in all material respects and, together with the notes to these financial statements, present fairly the financial position and results of operations of GST of the periods indicated. All statements of GST and its subsidiary and associated companies will have been prepared in accordance with generally accepted accounting principles.

         4.7 Since the dates of the GST Financial Statements, there have not been any material adverse changes in the business or condition, financial or otherwise of GST or any subsidiary or associated company. GST does not have any material liabilities or obligations, secured or unsecured except as shown on updated financials (whether accrued, absolute, contingent or otherwise) disclosed to the MASSTECH shareholders in writing prior to the closing and the Closing Date.

         4.8 GST has delivered to MASSTECH a full list and description of all existing pending legal proceedings involving GST, none of which will materially adversely affect them, and, except for these proceedings, there are no legal proceedings or regulatory proceedings involving material claims pending, or, to the knowledge of the officers of GST and its subsidiary and associated companies, threatened against any of these companies or affecting any of its assets or properties, and none have committed any material breach or violation of or default under any contract or instrument to which any of these companies is a party, and no event has occurred which with the lapse of time or action by a third party could result in a material breach or violation of or default under any contract or other instrument to which any of these companies is a party or by which they or any of their respective properties may be bound or affected, or under their respective Articles of Incorporation or Bylaws, nor is there any court or regulatory order pending, applicable to any of these companies.

         4.9 Neither GST or any subsidiary or associated company or agent thereof shall not enter into or consummate any transactions prior to the Closing Date other than in the ordinary course of business and will pay no dividend, or increase the compensation of officers and will not enter into any agreement or transaction which would adversely affect its financial condition, or issue any new shares.

         4.10 GST or any subsidiary or associated company is not a party to any contract performable in the future, except as shown in Schedule 4.10.

         4.11 The representations and warranties of GST are true and correct as of the date hereof.

         4.12 GST has delivered, or will deliver within four weeks of the date of this Agreement, to MASSTECH, all of its corporate books and records for review, true and correct copies of GST tax return since 1996, if any. GST will also deliver to MASSTECH on or before the Closing Date any reports relating to the financial and business condition of GST which occur after the date of this Agreement and any other reports sent generally to its shareholders after the date of this Agreement.

         4.13 GST has no employee benefit plan in effect at this time.

         4.14 No representation or warranty by GST in this Agreement, the GST Disclosure Statement or any certificate delivered pursuant hereto contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation or warranty not misleading.

         4.15 GST agrees  that all rights to  indemnification  now  existing  in favor of the employees, agents, directors or officers of MASSTECH and its subsidiaries, as provided in the Articles of Incorporation or Bylaws or otherwise in effect on the date hereof shall survive the transactions contemplated hereby in accordance with their terms, and GST expressly assumes such indemnification obligations of MASSTECH.

                                    ARTICLE V
               OBLIGATIONS OF THE PARTIES PENDING THE CLOSING DATE

         5.1 This Agreement shall be duly submitted to the shareholders of MASSTECH for the purpose of considering and acting upon this Agreement in the manner required by law at a meeting of shareholders on a date selected by MASSTECH, such date to be the earliest practicable date. The Board of Directors of MASSTECH, subject to its fiduciary obligations to shareholders, shall use its best efforts to obtain the requisite approval of MASSTECH shareholders of this Agreement and the transactions contemplated herein. MASSTECH and GST shall take all reasonable and necessary steps and actions to comply with and to secure MASSTECH shareholder approval of this Agreement under the Delaware General Laws.

         5.2 At all times prior to the Closing Date during regular business hours, each party will permit the other to examine its books and records and the books and records of its subsidiaries and will furnish copies thereof on request. It is recognized that, during the performance of this Agreement, each party may provide the other parties with information which is confidential or proprietary information. During the term of this Agreement, and for four years following the termination of this Agreement, the recipient of such information shall protect such information from disclosure to persons, other than members of its own or affiliated organizations and its professional advisers, in the same manner as it protects its own confidential or proprietary information from unauthorized disclosure, and not use such information to the competitive detriment of the disclosing party. In addition, if this Agreement is terminated for any reason, each party shall promptly return or cause to be returned all documents or other written records of such confidential or proprietary information, together with all copies of such writings and, in addition, shall either furnish or cause to be furnished, or shall destroy, or shall maintain with such standard of care as is exercised with respect to its own confidential or proprietary information, all copies of all documents or other written records developed or prepared by such party on the basis of such confidential or proprietary information. No information shall be considered confidential or proprietary if it is (a) information already in the possession of the party to whom disclosure is made, (b) information acquired by the party to whom the disclosure is made from other sources, or (c) information in the public domain or generally available to interested persons or which at a later date passes into the public domain or becomes available to the party to whom disclosure is made without any wrongdoing by the party to whom the disclosure is made.

         5.3 GST and MASSTECH shall promptly provide each other with information as to any significant developments in the performance of this Agreement, and shall promptly notify the other if it discovers that any of its representations, warranties and covenants contained in this Agreement or in any document delivered in connection with this Agreement was not true and correct in all material respects or became untrue or incorrect in any material respect.

         5.4 All parties to this Agreement shall take all such action as may be reasonably necessary and appropriate and shall use their best efforts in order to consummate the transactions contemplated hereby as promptly as practicable.

                                   ARTICLE VI
                             PROCEDURE FOR EXCHANGE

         6.1 At the Closing Date, the exchange shall be effected as set forth in Colorado Laws with common stock certificates and the Notes of GST being exchanged for MASSTECH common stock certificates.

                                   ARTICLE VII
                           CONDITIONS PRECEDENT TO THE
                          CONSUMMATION OF THE EXCHANGE

         The following are conditions precedent to the consummation of the Agreement on or before the Closing Date:

         7.1 MASSTECH shall have performed and complied with all of its respective obligations hereunder which are to be complied with or performed on or before the Closing Date and GST and MASSTECH shall provide one another at the Closing with a certificate to the effect that such party has performed each of the acts and undertakings required to be performed by it on or before the Closing Date pursuant to the terms of this Agreement.

         7.2 This Agreement, the transactions contemplated herein shall have been duly and validly authorized, approved and adopted, at meetings of the shareholders of MASSTECH duly and properly called for such purpose in accordance with the applicable laws.

         7.3 No action, suit or proceeding shall have been instituted or shall have been threatened before any court or other governmental body or by any public authority to restrain, enjoin or prohibit the transactions contemplated herein, or which might subject any of the parties hereto or their directors or officers to any material liability, fine, forfeiture or penalty on the grounds that the transactions contemplated hereby, the parties hereto or their directors or officers, have violated any applicable law or regulation or have otherwise acted improperly in connection with the transactions contemplated hereby, and the parties hereto have been advised by counsel that, in the opinion of such counsel, such action, suit or proceeding raises substantial questions of law or fact which could reasonably be decided adversely to any party hereto or its directors or officers.

         7.4 All actions, proceedings, instruments and documents required to carry out this Agreement and the transactions contemplated hereby and the form and substance of all legal proceedings and related matters shall have been approved by counsel for MASSTECH and GST.

         7.5 The representations and warranties made by MASSTECH and GST in this Agreement shall be true as though such representations and warranties given by each to the other at closing had been made or given on and as of the Closing Date, except to the extent that such representations and warranties may be untrue on and as of the Closing Date because of (1) changes caused by transactions suggested or approved in writing by MASSTECH or (2) events or changes (which shall not, in the aggregate, have materially and adversely affected the business, assets, or financial condition of GST or MASSTECH) occurring or arising after the date of this Agreement.

         7.6 MASSTECH shall have furnished GST with:

                           (1) a certified  copy of a resolution or  resolutions
                  duly adopted by the Board of Directors of MASSTECH approving this Agreement and the transactions contemplated by it and directing the submission thereof to a vote of the shareholders of MASSTECH;

                           (2) a certified  copy of a resolution or  resolutions
                  duly adopted by a majority of all of the classes of outstanding shares of MASSTECH capital stock approving this Agreement and the transactions contemplated by it;

                           (3) an agreement from each "affiliate" of MASSTECH as
                  defined in the rules adopted under the Securities Act of 1933, as amended, to the effect that (a) the affiliate is familiar with SEC Rules 144 and 145; (b) none of the shares of GST common stock will be transferred by or through the affiliate in violation of the Federal Securities Laws; (c) the affiliate will not sell or in any way reduce his risk relative to any GST common stock received pursuant to this Agreement until such time as financial results covering at least 30 days of post-closing date combined operations shall have been published by GST on SEC Form 10-Q or otherwise; and (d) the affiliate acknowledges that GST is under no obligation to register the sale, transfer, or the disposition of GST common stock by the affiliate or to take any action necessary in order to make an exemption from registration available to the affiliate, but understands that GST will satisfy the public information requirements of Rules 144 and 145 during the three-year period following the Closing Date.

         (4) Each U.S. citizen shareholder of MASSTECH shall sign a Consent/Subscription Agreement as contained on Exhibit "A".

         7.7 GST shall furnish MASSTECH with a certified copy of a resolution or resolutions duly adopted by the Board of Directors of GST, approving this Agreement and the transactions contemplated by it.

         7.8 The Shareholders of MASSTECH who are joining the Board of GST as Directors shall have agreed to the form and content of their respective Service Agreements with GST or any UK subsidiary or associated company thereof as the case may be for a duration of no less than two years upon terms that are acceptable to them and to the Board of GST which shall have been signed and held in escrow pending the Closing Date.

                                  ARTICLE VIII
                           TERMINATION AND ABANDONMENT

         8.1 Anything contained in this Agreement to the contrary notwithstanding, the Agreement may be terminated and abandoned at any time (whether before or after the approval and adoption thereof by the shareholders of MASSTECH) prior to the Closing Date:

                           (a) By mutual consent in writing of MASSTECH and GST;

                           (b) By MASSTECH,  or GST, if any  condition set forth
                  in Article VII relating to the other party has not been met or has not been waived;

                           (c) By MASSTECH, or GST, if any suit, action or other
                  proceeding shall be pending or threatened by the federal or a state government before any court or governmental agency, in which it is sought to restrain, prohibit or otherwise affect the consummation of the transactions contemplated hereby;

                           (d) By any party, if there is discovered any material
                  error, misstatement or omission in the representations and warranties of another party;

                           (e) By any party if the Agreement Effective Date is
                  not within 30 days from the date hereof; or

                           (f) MASSTECH shall have the right to assign this agreement to any other entity, at any time, subject to the due diligence terms herein, provided that it may assign only once at which time the 30 days contemplated in (e) above shall begin to run again.

         8.2 Any of the terms or conditions of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, by action taken by its Board of Directors provided; however, that such action shall be taken only if, in the judgement of the Board of Directors taking the action, such waiver will not have a materially adverse effect on the benefits intended under this Agreement to the party waiving such term or condition.

                                   ARTICLE IX
                        TERMINATION OF REPRESENTATION AND
                        WARRANTIES AND CERTAIN AGREEMENTS

         9.1 The respective representations and warranties of the parties hereto shall expire with, and be terminated and extinguished by consummation of the Agreement; provided, however, that the covenants and agreements of the parties hereto shall survive in accordance with their terms.

                                    ARTICLE X
                                  MISCELLANEOUS

         10.1 This Agreement embodies the entire agreement between the parties, and there have been and are no agreements, representations or warranties among the parties other than those set forth herein or those provided for herein.

         10.2 To facilitate the execution of this Agreement, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument. Counterparts shall include the execution of the Consent/Subscription Agreement and Representations by all shareholders of MASSTECH.

         10.3 All parties to this Agreement agree that if it becomes necessary or desirable to execute further instruments or to make such other assurances as are deemed necessary, the party requested to do so will use its best efforts to provide such executed instruments or do all things necessary or proper to carry out the purpose of this Agreement.

         10.4 This Agreement may be amended upon approval of the Board of Directors of each party provided that the shares issuable hereunder shall not be amended without approval of the requisite shareholders of MASSTECH.

         10.5 Any notices, requests, or other communications required or permitted hereunder shall be delivered personally or sent by overnight courier service, fees prepaid, addressed as follows:

         To MASSTECH, Inc.:
         c/o Fox Brooks Marshall (D.A.Castle)
         Century House, St. Peter's Square
         Manchester,
         England

         To GS Telecom Limited:
         33 Great James Street
         London, England
         WC1N 3HB

         or such other addresses as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date received.

         10.6 No press release or public statement will be issued relating to the transactions contemplated by this Agreement without prior approval of MASSTECH and GST. However, either MASSTECH or GST may issue at any time any press release or other public statement it believes on the advice of its counsel it is obligated to issue to avoid liability under the law relating to disclosures, but the party issuing such press release or public statement shall make a reasonable effort to give the other party prior notice of and opportunity to participate in such release or statement.

         IN WITNESS WHEREOF, the parties have set their hands and seals this _____ day of September, 1998.

MASSTECH, Inc.                                 GS TELECOM LIMITED



By:__________________________                  By:_________________________
         President                                       President

Attest:________________________                By:__________________________
         Director                                        Secretary

MASSTECH, Inc., SHAREHOLDERS (by signature below or pursuant to execution of the
Exchange   Agreement  and   Representations   incorporating  this  Agreement  by
reference.)
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